UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

October 9, 2005
(Date of earliest event reported)

Offshore Logistics, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-31617	72-0679819
(Commission File Number)	(IRS Employer
Identification No.)
2000 W. Sam Houston Parkway South Suite 1700
Houston, Texas	77042
(Address of Principal Executive Offices)	(Zip Code)

(713) 267-7600
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

        |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

        |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

        |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

        |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departures of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

        On October 9, 2005, Joan M. McCarthy, controller of Offshore Logistics, Inc. (the “Company”), resigned as an officer of the Company. This resignation was tendered in connection with the ongoing internal review being conducted by the Audit Committee of the Board of Directors of the Company. As previously disclosed in the Company’s Form 10-Q for the quarter ended December 31, 2004, the Company voluntarily advised the staff of the U.S. Securities and Exchange Commission (“SEC”) that the Company’s Audit Committee had engaged outside counsel to undertake a review of certain payments made by affiliated entities in foreign countries.

        The Company, effective October 9, 2005, appointed Brian C. Voegele as the Company’s principal accounting officer. Mr. Voegele, who currently serves as the Company’s Chief Financial Officer, Senior Vice-President, Secretary and Treasurer, will undertake, with the assistance of other employees of the Company, the responsibilities of controller until such time as a suitable replacement can be hired. Mr. Voegele’s employment history and compensation arrangement with the Company were disclosed in current reports on Form 8-K filed with the SEC on May 24, 2005 and July 19, 2005, which are incorporated herein by reference.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 13, 2005

OFFSHORE LOGISTICS, INC. (Registrant) /s/ Brian C. Voegele —————————————— Brian C. Voegele Senior Vice-President, Chief Financial Officer, Secretary and Treasurer